UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2024

BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Arch Street
Suite 1800
Philadelphia,
PA
19104
(Address of principal executive offices) (Zip Code)
(610)
325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Brandywine Realty Trust
:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.
:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust
: ☐
Brandywine Operating Partnership, L.P.
: ☐

Item 8.01	Other Events.
On June 7, 2024 (the “Redemption Date”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed the previously announced redemption of approximately $113.42 million aggregate principal amount of its outstanding 4.10% Guaranteed Notes due October 1, 2024 (the “Notes”). The redemption price of the Notes was approximately $114.27 million. The redemption price includes approximately $0.85 million of accrued and unpaid interest to the Redemption Date. Interest ceased to accrue on the Notes upon completion of such redemption. The aggregate redemption price of the Notes was paid by the Operating Partnership from available cash balances.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

B RANDYWINE R EALTY T RUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

B RANDYWINE O PERATING P ARTNERSHIP , L.P.

By:	B RANDYWINE R EALTY T RUST , ITS G ENERAL P ARTNER

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer
Date: June 7, 2024